UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2023

TETRA Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13455	74-2148293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24955 Interstate 45 North
The Woodlands, Texas		77380
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 367-1983

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTI	New York Stock Exchange
Preferred Share Purchase Right	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 19, 2023, TETRA Technologies, Inc., a Delaware corporation (the “Company”), entered into a memorandum of understanding ("MOU") with Saltwerx LLC (“Saltwerx”), an indirect wholly owned subsidiary of a Fortune 500 company, relating to a newly-proposed brine unit in the Smackover Formation in Southwest Arkansas and potential bromine and lithium production from brine produced from such unit. The binding provisions of the MOU provide, among other things, that: (i) the Company will file an amended brine unit application (the “Application”) covering approximately 6,138 acres, which expands the size of the unit area and also combines brine acreage that was previously leased by each of the Company and Saltwerx (the “Unit”), with the Arkansas Oil & Gas Commission (“AOGC”) and (ii) Saltwerx will provide a letter to the Company in support of the Application.

The MOU also contains provisions effective after, and contingent on, the approval of the Unit by the AOGC, including provisions relating to: (i) initial brine ownership percentages within the Unit, including the bromine and lithium contained in the brine, (ii) the transfer of certain leased acres outside the proposed Unit from the Company to Saltwerx, (iii) Saltwerx reimbursing the Company for certain expenses incurred by the Company to date regarding the development of leased acreage to be included in the Unit, and (vi) an allocation of certain future costs for the drilling of a brine production test well and other development operations, including FEED studies for bromine and lithium production facilities.

The MOU also provides Saltwerx with options to increase its ownership of lithium-in-place in the proposed Unit: (i) after approval of the Unit by the AOGC, Saltwerx has the right to increase its ownership of lithium-in-place in the Unit in exchange for certain interests of Saltwerx in the bromine-in-place in the Unit and (ii) after approval of the final investment decision for the lithium production facilities, Saltwerx may elect to further increase its ownership of lithium-in-place at a price to be determined.

The foregoing summary provides only a general description of the binding terms within the MOU and does not purport to be complete. A copy of the MOU with certain confidential information being redacted will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023. The foregoing summary should be read together with the entire MOU and is qualified in its entirety by reference to the MOU. Further, only certain terms of the MOU are binding on the parties, and there can be no assurance that the parties will successfully negotiate one or more definitive agreements relating to the proposed development. The MOU and the transactions contemplated thereby are subject to a customary confidentiality agreement previously executed between the parties.

Forward-Looking Statements

This Current Report includes certain statements that may be deemed to be forward-looking statements. Generally, the use of words such as "may," “will,” "see," "expectation," "expect," "intend," "estimate," "projects," "anticipate," "believe," "assume," "could," "should," "plans," "targets" or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the ability of the parties to successfully negotiate one or more definitive agreements, the future relationship between the parties, the approval of the Application and Unit by the AOGC, and the ability to successfully and economically produce lithium and bromine from the Unit. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. Investors should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to update or revise any forward-looking statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

Date:	June 23, 2023	By:	/s/ Brady M. Murphy
President and Chief Executive Officer